CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
FOURTH QUARTER AND YEAR-END 2008 RESULTS

DALLAS, TEXAS (February 18, 2009) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the fourth quarter and year ended December 31, 2008.

For the fourth quarter of 2008, net patient service revenue increased 63.7% to $167.3 million, compared with $102.2 million for the fourth quarter of 2007.  The Company’s income from continuing operations for the fourth quarter of 2008 was $5.7 million, or $0.17 per diluted share, as compared with $2.3 million, or $0.07 per diluted share, for the fourth quarter of 2007.  The Company’s net income for the fourth quarter of 2008 was $5.4 million, or $0.16 per diluted share, as compared with $1.2 million, or $0.04 per diluted share, for the fourth quarter of 2007.

For the year ended December 31, 2008, net patient service revenue increased 54.7% to $616.0 million, compared with $398.2 million for the year ended December 31, 2007.  The Company’s income from continuing operations for 2008 was $19.7 million, or $0.59 per diluted share, compared with income from continuing operations for 2007 of $16.0 million, or $0.48 per diluted share.  The Company’s net income for the year ended December 31, 2008 was $14.4 million, or $0.43 per diluted share, as compared with $12.1 million, or $0.36 per diluted share for the year ended December 31, 2007.

In March 2008, the Company completed the acquisition of VistaCare, Inc.  The Company’s financial results for the fourth quarter of 2008 include the operations of VistaCare while the financial results for the year ended December 31, 2008 include only ten full months of VistaCare operations.

Income from continuing operations during the fourth quarter was negatively impacted by the write-off of approximately $0.2 million, pre-tax, in development cost related to an inpatient unit that the Company elected not to pursue and a charge of approximately $0.2 million, pre-tax, for the abandonment of certain office lease space in connection with the consolidation of programs.

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ODSY Announces Fourth Quarter and Year-End 2008 Results

February 18, 2009

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “I am very pleased with our overall performance in the fourth quarter and for the full year.  We had good admission growth during the fourth quarter with admissions volume increasing by 1.6% over the third quarter of 2008.  This growth, however, was offset by an increase in our discharge rate, which spiked toward the end of the fourth quarter.  The net effect of the increase in our admissions and discharges resulted in a slight increase in our average daily census to 12,357 for the fourth quarter of 2008 as compared with 12,329 for the third quarter of 2008.

“Our income from continuing operations for the fourth quarter was lower on a sequential basis due in part to an increase of approximately $2.0 million, pre-tax, in our Medicare cap contractual allowance for the fourth quarter as compared with our Medicare cap contractual allowance for the third quarter and a charge of approximately $2.0 million, pre-tax, due to a change in estimate for our workers’ compensation accrual.  It should be noted that the fourth quarter has historically been one of our higher cap quarters.  We are continuing our efforts to mitigate the impact of the Medicare cap contractual and recently signed a lease agreement for the purpose of developing an inpatient unit in one of our larger cap programs, which we believe will reduce the Medicare cap contractual for that program.  We revised the estimate of our workers’ compensation accrual based on an updated analysis of workers’ compensation claims history and due to our increased headcount.”

Mr. Lefton also added, “As a result of the portfolio review implemented in 2007 and completed in 2008, we have sold or closed eight hospice programs and two inpatient units during 2008 and have only one program remaining in discontinued operations as of December 31, 2008.  We are currently in active discussions with a third party regarding the sale of this remaining program.”

Conference Call
Odyssey will host a conference call to discuss the fourth quarter 2008 results on Thursday, February 19, 2009, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Adjusted operating expense per patient day of care, which excludes expenses related to the ramp down of VistaCare’s corporate office and the integration of VistaCare’s operations and depreciation and amortization expenses, is a non-GAAP financial statistic included in the table of Unaudited Selected Operating Data included in this press release and is reconciled to the comparable GAAP financial statistic in the notes to the table of Unaudited Selected Operating Data.

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ODSY Announces Fourth Quarter and Year-End 2008 Results

February 18, 2009

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; our ability to effectively implement the Company’s 2009 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained in this press release and in the presentation to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Fourth Quarter 2008 Results

February 18, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Continuing Operations: (1)
Admissions	12,037	8,100	46,772	32,246
Discharges	12,210	8,294	46,507	32,328
Average daily census	12,357	7,647	11,510	7,649
Discharge average length of stay	82.5	84.5	84.7	85.0
Gross revenue per patient day	$153.58	$152.36	$151.64	$149.09
Medicare cap as % of gross revenue	1.8%	1.6%	1.1%	1.2%
Net revenue per patient day	$147.15	$145.22	$146.23	$142.64
Operating expense per patient day	$137.63	$142.01	$137.53	$134.79
Adjusted operating expense per patient day (2)	$134.17	$139.93	$132.60	$132.82
Bad debt expense as % of net revenue	1.9%	2.3%	1.8%	1.3%

Same-Facility: (3)
Admissions	7,742	7,054	31,076	28,275
Average daily census	7,090	6,465	6,736	6,489
Average length of stay	73.7	83.9	75.1	84.0

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Adjusted operating expense per patient day for the three months and year ended December 31, 2008 excludes ramp down and integration expenses of $1.67 and $3.09 per patient day of care, respectively, and depreciation and amortization expenses of $1.78 and $1.87 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months and year ended December 31, 2007 excludes depreciation and amortization expenses of $2.07 and $2.05 per patient day of care, respectively.

(3)
Same-facility information includes Odyssey hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.  This information excludes all VistaCare operations and any Odyssey sites that have been consolidated with VistaCare sites.

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ODSY Announces Fourth Quarter 2008 Results

February 18, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share and shares outstanding amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net patient service revenue	$167,284	$102,165	$616,050	$398,232
Operating expenses:
Direct hospice care	98,469	60,119	361,445	233,664
General and administrative – hospice care	34,430	22,303	129,285	85,093
General and administrative – support center	18,426	13,721	69,857	46,484
Provision for uncollectible accounts	3,105	2,306	10,907	5,344
Depreciation	1,827	1,420	7,437	5,480
Amortization	199	40	431	243
Income from continuing operations before other income (expense)	10,828	2,256	36,688	21,924

Other income (expense):
Loss on write-down of property	–	–	(150)	(211)
Interest income	415	651	1,968	2,509
Interest expense	(2,050)	(56)	(7,430)	(208)
Minority interest in earnings of consolidated subsidiaries	(142)	(14)	(257)	(14)
	(1,777)	581	(5,869)	2,076
Income from continuing operations before provision for income taxes	9,051	2,837	30,819	24,000
Provision for income taxes	3,302	534	11,141	8,001
Income from continuing operations	5,749	2,303	19,678	15,999
Loss from discontinued operations, net of tax	395	1,087	5,252	3,888
Net income	$5,354	$1,216	$14,426	$12,111

Income (loss) per common share:
Basic:
Continuing operations	$0.18	$0.07	$0.60	$0.48
Discontinued operations	(0.02)	(0.03)	(0.16)	(0.12)
Net income	$0.16	$0.04	$0.44	$0.36
Diluted:
Continuing operations	$0.17	$0.07	$0.59	$0.48
Discontinued operations	(0.01)	(0.03)	(0.16)	(0.12)
Net income	$0.16	$0.04	$0.43	$0.36

Weighted average shares outstanding:
Basic	32,724,425	32,584,364	32,673,546	33,029,479
Diluted	32,935,704	32,733,281	33,188,210	33,188,181

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ODSY Announces Fourth Quarter 2008 Results

February 18, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	Dec. 31, 2008	Dec. 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$56,043	$12,386
Short-term investments	–	49,793
Accounts receivable from patient services, net of allowance for uncollectible accounts of $9,789 and $4,363 at December 31, 2008 and December 31, 2007, respectively	127,928	77,433
Income taxes receivable	58	1,968
Deferred tax asset	13,296	1,400
Prepaid expenses and other current assets	7,958	5,414
Assets of discontinued operations	2,067	3,061
Total current assets	207,350	151,455
Property and equipment, net of accumulated depreciation	22,816	21,526
Goodwill	189,632	98,179
Long-term investments	16,659	–
Licenses	11,295	2,313
Trademarks	7,235	–
Other assets	1,227	–
Intangibles, net of accumulated amortization	4,875	1,736
Total Assets	$461,089	$275,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,906	$6,109
Accrued compensation	27,493	16,797
Accrued nursing home costs	16,485	14,146
Accrued Medicare cap contractual adjustments	23,719	21,682
Other accrued expenses	44,694	17,445
Current maturities of long-term debt	6,394	1
Total current liabilities	123,691	76,180
Long-term debt, less current maturities	116,681	–
Deferred tax liability	14,951	14,041
Other liabilities	3,233	1,256
Minority interests in equity of consolidated subsidiaries	2,462	895
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,137,834 and 38,063,439 shares issued at December 31, 2008 and December 31, 2007, respectively, and 32,790,762 and 32,716,367 shares outstanding at December 31, 2008 and December 31, 2007, respectively	38	38
Additional paid-in capital	117,732	113,339
Retained earnings	153,840	139,414
Accumulated other comprehensive loss	(1,585)	–
Treasury stock, at cost, 5,347,072 shares held at December 31, 2008 and December 31, 2007	(69,954)	(69,954)
Total stockholders’ equity	200,071	182,837
Total Liabilities and Stockholders’ Equity	$461,089	$275,209

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ODSY Announces Fourth Quarter 2008 Results

February 18, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2008	2007
Operating Activities:
Net income	$14,426	$12,111
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	5,252	3,888
Minority interest	257	14
Loss on write-down of property	150	211
Depreciation and amortization	7,868	5,723
Amortization of debt issue costs	892	113
Stock-based compensation	4,347	3,829
Deferred tax (benefit)	(2,434)	(1,289)
Tax benefit realized for stock option exercises	(150)	(119)
Provision for uncollectible accounts	10,907	5,344
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(19,926)	(18,770)
Other current assets	3,071	458
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	(3,611)	1,301
Net cash provided by operating activities	21,049	12,814

Investing Activities:
Cash paid for acquisitions, net of cash acquired, and procurement of licenses	(126,796)	724
Cash received from the sale of hospice programs and property	1,344	698
Decrease in investments	32,693	12,597
Purchase of property and equipment	(4,428)	(9,628)
Net cash (used in) provided by investing activities	(97,187)	4,391

Financing Activities:
Proceeds from issuance of common stock	46	877
Cash received from sale of partnership interests	893	881
Tax benefit realized for stock option exercises	150	119
Purchases of treasury stock	–	(13,909)
Payments of debt issue costs	(4,368)	(357)
Proceeds from issuance of debt	130,000	–
Payments on debt	(6,926)	(2)
Net cash provided by (used in) financing activities	119,795	(12,391)

Net increase in cash and cash equivalents	43,657	4,814
Cash and cash equivalents, beginning of period	12,386	7,572
Cash and cash equivalents, end of period	$56,043	$12,386

Supplemental Cash Flow Information:
Interest paid	$6,421	$95
Income taxes paid	$2,798	$5,389

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